Exhibit 99.1

Kodiak Sciences Announces New Long-Term Performance Incentive Plan

Pay for Performance: Program Aligns Incentives to Significant Value Creation through Share Price Milestones of $200 to $800 per Share

Palo Alto, CA — September 1, 2021 – Kodiak Sciences Inc. (Nasdaq: KOD), a biopharmaceutical company committed to researching, developing and commercializing transformative therapeutics to treat high-prevalence retinal diseases, today announced new seven-year performance stock option awards under a Long-Term Performance Incentive Plan (LTPIP) for named executive officers (NEOs) as well as other eligible Kodiak employees, subject to stockholder approval of the LTPIP at a special meeting expected to be held in October.

Long-term Performance Incentive Plan Details

Kodiak NEOs and eligible employees were provided an opportunity to “buy-in” to the LTPIP via a one-time election and agree to forgo up to 75% of their annual equity incentive awards for the next seven years and instead receive a one-time grant of performance-based stock options that can potentially provide 3 times more value than the forgone annual equity incentive compensation. The performance-based stock options granted through the LTPIP can be earned in seven tranches that are only earned if certain performance milestones are met.

Stock Price Milestones: To meet the first stock price milestone, Kodiak’s stock price must increase to $200 per share. For each of the remaining six milestones, Kodiak’s stock price must continue to increase in additional $100 increments. For participants to fully earn the award, Kodiak’s stock price must increase to $800 per share (equal to a market capitalization of approximately $50 billion). By design, below $400 per share, Kodiak estimates that LTPIP participants are economically “worse-off” compared to continued participation in annual equity incentive awards. The stock price milestones are only met if Kodiak’s share price trades above the indicated price for 90 consecutive trading days.

Operational Milestones: FDA approval of KSI-301 in wet AMD, DME and RVO and achievement of fiscal year sales of more than $2.5 billion provide additional milestones within the LTPIP program. A maximum of 35% of the grant can be earned by achieving these operational milestones, but only to the extent that amount has not yet been earned through stock appreciation.

Earned portions of the awards begin vesting once the performance milestone is achieved and then vest through the remainder of the seven-year period in equal monthly increments, ensuring a true long-term incentive program.

Employee Participation

Senior leadership, representing Senior Vice Presidents and above, all elected to opt-in to the program and agreed to forgo at least 50% of their annual equity incentive awards for the next seven years.

To gain even wider alignment within the company, performance-based stock options with the same terms as the LTPIP were also granted to management below vice president. These awards were granted from the existing share reserve under the Kodiak Sciences Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and not pursuant to the LTPIP. However, these awards are also contingent on approval of the LTPIP by the Company’s stockholders.

Of eligible employees across the company, 90% chose to opt-in and forgo a portion of their annual equity incentive award compensation in favor of receiving a performance-based stock option under the LTPIP or 2018 Plan, as applicable.

The Board of Directors believes this level of participation signals the conviction Kodiak employees have for the dual objectives of mission and value creation. The seven-year vesting schedule also is expected to aid in ensuring continuity of leadership across the company as it seeks to deliver on ambitious clinical, manufacturing, pipeline and commercial goals.

Upcoming Stockholder Vote

The LTPIP was created by Kodiak’s Board of Directors after careful discussion and analysis and in consultation with outside compensation advisors. Although the Board granted awards to Kodiak employees, the awards are conditional upon the approval of the LTPIP by Kodiak’s stockholders, who will be asked to approve it at a special stockholder meeting that is expected to be held in October.

The awards will only become effective if a majority of the votes cast are in favor of the proposal, excluding votes by participants. Kodiak has posted on its website a preliminary proxy statement providing complete details of the awards, and Kodiak will be filing that with the SEC today.

Additional Information

Kodiak Sciences Inc. plans to file with the Securities and Exchange Commission (the SEC) and furnish to its stockholders a proxy statement in connection with the proposed LTPIP. The proxy statement will contain important information about the proposed LTPIP and related matters. Kodiak stockholders are urged to read these materials and any other relevant documents that Kodiak will file with the SEC when they become available. Stockholders can obtain free copies of these documents and other documents filed with the SEC by Kodiak through the website maintained by the SEC at www.sec.gov. In addition, stockholders can obtain free copies of these documents from Kodiak by contacting Kodiak Investor Relations by e-mail at ir@kodiak.com, or by going to Kodiak’s Investor Relations page on its website at ir.kodiak.com.

Participants in the Solicitation

The directors and executive officers of Kodiak may be deemed to be participants in the solicitation of proxies from Kodiak stockholders in connection with the proposed LTPIP. Information regarding the interests of participants in the solicitation of proxies in respect of the special stockholder meeting will be included in Kodiak’s proxy statement to be filed with the SEC.

About Kodiak Sciences Inc.

Kodiak (Nasdaq: KOD) is a biopharmaceutical company committed to researching, developing and commercializing transformative therapeutics to treat high prevalence retinal diseases. Our ambition is to become a significant incumbent retinal development and commercialization franchise on a global basis.

Founded in 2009, we are focused on bringing new science to the design and manufacture of next generation retinal medicines to prevent and treat the leading causes of blindness globally. Our ABC Platform uses molecular engineering to merge the fields of antibody-based and chemistry-based therapies and is at the core of Kodiak's discovery engine. Kodiak's lead product candidate, KSI-301, is a novel anti-VEGF antibody biopolymer conjugate being developed for the treatment of retinal vascular and exudative diseases, including the leading causes of blindness in elderly and working-age patients in the developed world. The KSI-301 clinical program is designed to assess KSI-301's durability, efficacy and safety in wet age-related macular degeneration, diabetic macular edema and retinal vein occlusion. These pivotal studies are anticipated to form the basis of Kodiak’s initial BLA to support potential approval and commercialization in multiple diseases, with a full range of labeled and reimbursable dosing frequencies in each. An additional Phase 3 study with the important goal of preventing sight-threatening diabetic eye disease complications in patients with non-proliferative diabetic retinopathy is now enrolling and anticipated to be submitted in a supplemental BLA. The global KSI-301 clinical program is being conducted at over 150 study sites in more than ten countries. Kodiak is developing KSI-301 and owns global rights to KSI-301.

Kodiak is also investing in its pipeline and advancing its ABC Platform towards a medicine that may improve outcomes for patients with a suboptimal anti-VEGF response, a group as large as 30% of treated patients, with its bispecific conjugate KSI-501. And beyond today’s anti-VEGF market, Kodiak’s new triplet medicines are being designed on its ABC Platform to combine large- and small-molecule therapeutics in an effort to bring new capabilities to treat the retina in even higher prevalence multifactorial diseases such as dry AMD and glaucoma.

Kodiak is based in Palo Alto, California. For more information, please visit www.kodiak.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding the design and expected benefits of the LTPIP, possible future market prices and market capitalization levels for Kodiak common stock, compensation achievable under the LTPIP and comparisons of that compensation to what might be obtained through expected annual equity awards. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "could," "expect," "plan," "believe," "intend," "pursue," and other similar expressions among others. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the LTPIP may not provide the benefits expected, and as well as the other risks identified in our filings with the Securities and Exchange Commission. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled "Risk Factors" in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Kodiak undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Kodiak Contact:

John Borgeson

Senior Vice President and Chief Financial Officer

Tel (650) 281-0850

ir@kodiak.com